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[CIENA LOGO]

                              PRESS CONTACTS:    Denny Bilter or Aaron Graham
                                                 CIENA Corporation
                                                 (877) 857-7377
                                                 email: pr@ciena.com

                              INVESTOR CONTACTS: Suzanne DuLong or Jessica Towns
                                                 CIENA Corporation
                                                 (888) 243-6223
                                                 email: ir@ciena.com
FOR IMMEDIATE RELEASE

                 CIENA ANNOUNCES COMPLETION OF CYRAS TRANSACTION

LINTHICUM, MD. - MARCH 29, 2001 - CIENA Corporation (NASDAQ: CIEN), a global leader in intelligent optical networking systems and software, today announced it has completed its acquisition of privately-held Cyras Systems, Inc. Cyras, based in Fremont, Calif., is developing data-optimized optical switching systems for metropolitan area network applications.

According to the agreement announced December 19, 2000, CIENA acquired all outstanding shares of Cyras in exchange for approximately 27 million shares of CIENA common stock. Based on the closing price of CIENA's common stock on Thursday, March 29, 2001, the transaction is valued at approximately $1.1 billion and will be accounted for as a purchase.

"We are very pleased to officially welcome the Cyras team into the CIENA family," said Patrick Nettles, CIENA chairman and CEO. "The addition of Cyras' K2 transport and switching platform to CIENA's industry-leading optical networking product portfolio enables CIENA to offer a unique next-generation product line and to greatly expand our metropolitan market opportunity."

Commercial availability of Cyras' K2 product, a next-generation, data-optimized SONET transport and switching platform for metropolitan area network applications, is expected during the first half of calendar 2001. CIENA's fiscal second quarter results, which it expects to report on May 17, 2001, will include approximately one month of combined CIENA and Cyras operating results.

Cyras' organization, which will remain located in Fremont, becomes CIENA's Metropolitan Switching Division effective immediately. Alnoor Shivji, Cyras' founder, CEO and president will assume the role of Division President, Metropolitan Switching Division, reporting to CIENA President and COO, Gary Smith.

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ABOUT CIENA


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CIENA CLOSES CYRAS TRANSACTION/PAGE 2 OF 2


CIENA Corporation's market-leading optical networking systems form the core for the new era of networks and services worldwide. CIENA's LightWorks(TM) architecture enables next-generation optical services and changes the fundamental economics of service-provider networks by simplifying the network and reducing the cost to operate it. Additional information about CIENA can be found at http://www.ciena.com.

NOTE TO INVESTORS:
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions of CIENA (the "Company") that involve risks and uncertainties. Forward-looking statements in this release, including the expected commercial availability of Cyras' K2 product during the first half of calendar 2001, are based on current expectations, forecasts and assumptions of the Company that involve risks and uncertainties. Forward-looking statements in this release are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's Report on Form 10-Q filed with the Securities and Exchange Commission on February 15, 2001. Forward looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.